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                                                                     EXHIBIT (j)







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 10 to Registration Statement No. 333-20899 on Form N-1A (the "Registration Statement") of our report dated February 21, 2005, appearing in the Annual Report of Atlas Portfolio Builder for the year ended December 31, 2004, and to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Additional Information - Independent Registered Public Accounting Firm" and "Additional Information- Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.



Oakland, California
April 26, 2005